EXHIBIT 99.1

Meridian Holdings Reports Record Fourth Quarter Revenue of $49.6 Million and Record Full-Year 2025 Financial Revenue of $182.9 Million

LAS VEGAS, NV - March 31, 2026 - Meridian Holdings Inc. (NASDAQ: MRDN) ("Meridian" or the "Company"), a global operator and licensor of online sports betting and gaming platforms, today announced its financial results for the fourth quarter and full-year ended December 31, 2025. This marks the Company’s first earnings release under the Meridian Holdings name, following a strategic rebrand that unifies its corporate identity under its most widely recognized global brand.

Fourth Quarter 2025 Financial Highlights

•	Revenue was $49.6 million during the fourth quarter, an increase of 8% over the prior year.
•	Gross Profit increased 6% from the prior year to $28.5 million.
•	The Company reported a net loss of $88.4 million for the fourth quarter of 2025, or $7.09 per diluted share, compared with a net loss of $2.1 million, or $0.20 per diluted share, in the prior year. The net loss was primarily driven by a $91.8 million[1] non-cash goodwill and intangible asset impairment charge triggered by a sustained decline in our share price.
•	Adjusted EBITDA[1] was $4.6 million for the quarter compared to $6.5 million in the prior year period. This decline was due to the additional investment in selling and marketing expenses targeted at driving customer growth.

Full-Year 2025 Financial Highlights

•	Full-year revenue was $182.9 million, an increase of 21% compared to 2024.
•	Gross Profit increased 17% from the prior year to $103.5 million.
•	The Company reported a net loss of $92 million[1] for 2025, or $7.76 per diluted share, compared with a net loss of $1.4 million, or $0.16 per diluted share, in 2024.
•	Adjusted EBITDA[1] of $19.4 million compared to $22.2 million in the prior year period.
•	As of December 31, 2025, the Company had cash of $18.1 million and a net debt leverage ratio of less than 0.9x. with total debt declining 51% to $34.7 million.

William Scott, Interim CEO of Meridian, commented, “FY2025 was a year of significant progress. We delivered record revenue, reduced debt by more than half, and completed our rebrand to Meridian Holdings. As we enter 2026, our priorities remain strong execution across markets, continued technology integration, and disciplined capital allocation. We believe our business fundamentals are robust, and our opportunity pipeline across both core and emerging markets continues to grow.”

___________________

1 Adjusted EBITDA is a non‑GAAP financial measure. See “Non‑GAAP Financial Measures” and the accompanying reconciliation tables.

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Q1 2026 Preliminary Outlook

•	Revenue: $50 million, representing approximately 17% growth over last year, plus or minus 1%.
•	Adjusted EBITDA: approximately $6.1, representing approximately 9% growth year-over-year, plus or minus 2%.

Rich Christensen, CFO, commented, “In FY2025, we delivered strong performance, with revenue up 21%, gross profit up 17%, and net debt reduced by 59%. The reported GAAP net loss was driven primarily by non‑cash, non‑recurring accounting charges that did not affect cash flow or operational performance. We entered FY2026 with a solid balance sheet and expected growth in Q1 revenue and Adjusted EBITDA of 17% and 9%, respectively. Our business continues to generate strong cash flow, and we remain focused on translating operational execution into consistent financial results.”

All forward-looking financial measures are preliminary, unaudited and subject to change. Adjusted EBITDA is a non-GAAP financial measure; a reconciliation to the nearest GAAP measure will be provided in the Company's quarterly filing.

FY 2025 Operational Highlights

•	Meridianbet Group Segment, a subsidiary of Meridian, delivered FY 2025 revenue of $124.6 million, up 17% year-over-year, representing 68% of total company revenue at approximately 70% gross margin.

Zoran Milosevic, CEO of Meridianbet, added, “FY2025 underscored the strength of a platform designed to scale across multiple regulated markets while maintaining margin discipline and operational efficiency. At Meridianbet, new customer registrations increased 72% year‑over‑year to 1.2 million, with active users up 35% and depositors up 40%. We enter 2026 with what we believe is the strongest operational foundation in our history and a robust pipeline of market and product expansion opportunities.”

•	Expanse Studios (Included in the Meridianbet Group Segment) expanded its operator network from 184 to 1,344 active sites during FY 2025, representing 630% year-over-year growth, and delivered Q4 revenue growth of 435% year-over-year. The subsidiary has filed for system certification in Ontario, Canada, pending regulatory approval.

•	RKings & Classics for a Cause Segment delivered FY 2025 revenue of $43.8 million, up 35% year-over-year, representing 24% of total company revenue. Q4 2025 revenue was $10.9 million, reflecting an 8% year-over-year decrease against a strong prior-year. Raffle ticket volumes at RKings scaled 137% year-over-year to 25.2 million, driven by higher-value customer acquisition as our estimate of customer lifetime value per new registration increased 19% year-over-year.

•	GMAG Segment delivered FY 2025 revenue of $14.5 million, up 16% year-over-year compared to $12.5 million in FY 2024, representing 8% of total company revenue. Q4 2025 revenue was $3.5 million, down 3% year-over-year against a prior-year comparable of $3.6 million. MexPlay, the segment's Mexico-facing online casino operating within the GMAG segment, continued to scale, with registrations growing 256% year-over-year in Q4 2025 and total active users reaching 32,308 in the quarter.

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About Meridian Holdings

Meridian Holdings Inc. (NASDAQ: MRDN), based in Las Vegas, Nevada, is an established B2B and B2C gaming technology company operating across multiple international markets. The Company's B2C division is represented by Meridianbet Group, a leading online sports betting and gaming operator founded in 2001, licensed in multiple jurisdictions across Europe, Africa, and South America. MRDN's B2B division, comprised of game developer Expanse Studios and iGaming platform GMAG, develops, licenses and distributes proprietary gaming platforms to an extensive list of global clients. Meridian Holding’s other subsidiaries include RKings Competitions, which operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets., Mexplay, a regulated online casino in Mexico, and Classics for a Cause, Australia's leading subscription-based digital memberships and trade promotion lottery. The Company's sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current U.S. law.

For more information, visit www.meridian-holdings.com or email us at ir@meridian-holdings.com

Non-GAAP Financial Measures

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-Generally Accepted Accounting Principles (GAAP) financial measures presented as supplemental indicators of the Company’s performance and capital structure. These measures are not presented in accordance GAAP.

Adjusted EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization, and further excludes stock-based compensation expense, restructuring costs, impairment losses on intangible assets, and severance costs. We present Adjusted EBITDA because we believe it provides investors with additional useful information regarding our core operating performance and the effects of certain non-cash or non-recurring items during the period.

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Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as Net Debt as of the balance sheet date divided by annualized Adjusted EBITDA for the period then ended. We believe these measures provide investors with additional insight into the Company’s leverage and liquidity position, illustrating our ability to service and repay debt using operating performance and available cash resources.

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-GAAP measures, are unaudited, and have inherent limitations as analytical tools. These measures should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations include: they do not reflect cash expenditures or future capital requirements; they do not reflect working capital requirements or contractual commitments; they do not reflect significant interest expense, principal, or income tax payments; although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may require replacement in the future; and other companies may calculate these measures differently, limiting comparability. The Company’s presentation of these measures should not be construed as implying that future results will be unaffected by unusual or non-recurring items.

For additional information regarding these non-GAAP financial measures, please refer to the sections titled “Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)”, and “Reconciliation of Net Debt and Leverage Calculation (Unaudited)”, included at the end of this release.

The Company does not provide a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure because it is unable to do so without unreasonable effort due to the inherent uncertainty in forecasting certain items, including, but not limited to, stock-based compensation, transaction-related expenses, and other non-recurring or non-cash items; accordingly, a reconciliation is not available without unreasonable effort, and the unavailable information could have a material impact on the Company’s future GAAP financial results.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

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Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, (a) the Company’s need for significant additional financing to grow and expand our operations, complete acquisitions and satisfy post-closing obligations, including in connection with the MeridianBet acquisition; (b) dilution resulting from the conversion of preferred stock and warrants, and from acquisitions; (c) the Company’s ability to complete acquisitions, the availability of funding for such transactions, and disruptions and other risks associated therewith; (d) the Company’s reliance on third-party suppliers of gaming content and the cost of such content; (e) the Company’s ability to obtain and maintain required gaming licenses; (f) the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; (g) the Company’s ability to effectively manage growth; (h) the Company’s expectations regarding future growth, revenues and profitability; (i) the Company’s expectations regarding future plans and the timing thereof; (j) the Company’s reliance on its management team; (k) the fact that Aleksandar Milovanović has voting control over the Company; (l) related party relationships and potential conflicts of interest; (m) the effects of economic downturns, recessions, inflation, interest rate changes, global conflicts and other market conditions, including impacts on discretionary spending and the cost of capital; (n) the Company’s ability to protect its proprietary information and intellectual property; (o) our ability to compete effectively in our markets; (p) the impact of current and future regulations, the Company’s ability to comply with such regulations, potential penalties for non-compliance, and changes in the interpretation or enforcement of laws; (q) risks associated with gaming fraud, user cheating and cyber-attacks; (r) risks associated with system failures and disruptions to technology and infrastructure, including cybersecurity and hacking risks; (s) risks relating to inventory management; (t) foreign exchange and currency risks; (u) the outcome of contingencies, including legal proceedings; (v) competition from existing and new market participants; (w) the Company’s ability to manage expenses related to sales and marketing and required general, administrative and technology investments; (x) general consumer sentiment and economic conditions affecting discretionary spending on the Company’s products; (y) the risk of loss if customers or counterparties fail to meet contractual obligations, including with respect to receivables and financial institutions holding the Company’s funds; (z) the risk that the Company may have difficulty meeting its financial liabilities as they come due; (aa) the risk that changes in market prices, including foreign exchange and interest rates, may affect the Company’s income or the value of financial instruments; (bb) risks relating to the protection of players’ deposits; and (cc) risks that participants in sporting events may intentionally alter outcomes, resulting in higher than expected payouts. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and future periodic reports on Form 10-K and Form 10 Q. These reports are available at www.sec.gov.

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The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Preliminary Outlook

The preliminary outlook for the first quarter of 2026 (the "Preliminary Outlook") included herein was prepared by Meridian in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Meridian were based, in part, on economic, competitive, and general business conditions prevailing at the time the Preliminary Outlook was developed. Any future changes in these conditions, may materially impact the ability of Meridian to achieve the financial results set forth in the Preliminary Outlook. The Preliminary Outlook is based on numerous assumptions, including realization of the operating strategy of Meridian; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Meridian, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Preliminary Outlook are based upon future business decisions and objectives, they are subject to change. Although the Preliminary Outlook is presented with numerical specificity and is based on reasonable expectations developed by Meridian's management, the assumptions and estimates underlying the Preliminary Outlook are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Meridian. Accordingly, the Preliminary Outlook is only an estimate and is necessarily speculative in nature. It is expected that some or all of the assumptions in the Preliminary Outlook will not be realized and that actual results will vary from the Preliminary Outlook. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Preliminary Outlook. The projected financial information contained herein should not be regarded as a representation or warranty by Meridian, its management, advisors, or any other person that the Preliminary Outlook can or will be achieved. Meridian cautions that the Preliminary Outlook is speculative in nature and based upon subjective decisions and assumptions. As a result, the Preliminary Outlook should not be relied on as necessarily predictive of actual future events.

Contact:

Investors & Press

ir@meridian-holdings.com

Brett Milotte

Brett.milotte@icrinc.com

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Meridian Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	December 31, 2025	December 31, 2024

ASSETS

Current assets:
Cash and cash equivalents	$18,078,300	$30,125,944
Accounts receivable, net	7,954,116	6,061,281
Accounts receivable – related parties	465,691	666,545
Taxes receivable	595,434	734,630
Inventory	5,524,570	3,937,854
Prepaid expenses	652,224	955,456
Other current assets, net	2,167,818	2,584,771
Total current assets	35,438,153	45,066,481

Non-current assets:
Goodwill & intangible assets, net	34,914,920	127,642,576
Property, plant & equipment, net	28,963,866	27,431,207
Investments	3,650,526	218,147
Deposits	6,315,584	5,706,319
Operating lease right-of-use assets	6,296,336	7,643,504
Other non-current assets	2,499,415	9,359
Total non-current assets	82,640,647	168,651,112
Total assets	$118,078,800	$213,717,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$20,572,774	$12,912,300
Accounts payable - related parties	295,165	19,655
Current portion of operating lease liability	2,656,508	2,378,896
Current portion of long-term loan – related party	-	501,591
Current portion of long-term loan	10,581,035	16,789,650
Taxes payable	5,011,261	3,774,418
Other current liabilities	1,592,958	1,090,063
Deferred revenues	1,111,332	1,095,463
Contingent liability	228,667	626,450
Current portion of consideration payable – related parties	16,199,672	22,520,460
Current portion of consideration payable	1,317,526	1,841,597
Total current liabilities	59,566,898	63,550,543

Non-current liabilities:
Non-current portion of operating lease liability	3,562,859	5,193,847
Non-current portion of long-term loan	6,590,907	14,364,246
Other non-current liabilities	19,510	6,658,377
Non-current portion of consideration payable – related parties	-	15,000,000
Total non-current liabilities	10,173,276	41,216,470
Total liabilities	$69,740,174	$104,767,013

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 0 and 1,000 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 25,000,000 shares authorized; 12,641,023 and 10,770,249 shares issued and outstanding, respectively	$126	$108
Stock payable	102,006	5,711,807
Stock payable – related party	573,154	211,162
Additional paid-in capital	82,933,355	50,314,309
Treasury stock, at cost (17,062 and 4,983 shares, respectively)	(244,208)	(121,430)
Accumulated other comprehensive income (loss)	(3,753,485)	(8,089,854)
Accumulated earnings	(33,065,622)	57,046,892
Total shareholders’ equity of MRDN	46,545,326	105,072,994
Noncontrolling interests	1,793,300	3,877,586
Total equity	48,338,626	108,950,580
Total liabilities and equity	$118,078,800	$213,717,593

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Meridian Holdings Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Twelve Months Ended
	December 31,
	2025	2024

Revenues	$182,863,373	$151,115,532
Cost of goods sold	(79,406,653)	(62,543,407)
Gross profit	103,456,720	88,572,125

Operating expenses
Selling, general and administrative expenses	199,625,728	85,828,421
Income (loss) from operations	(96,169,008)	2,743,704

Other income (expense):
Interest expense	(4,578,844)	(3,521,288)
Interest earned	240,723	218,145
Foreign exchange gain (loss)	760,220	(494,825)
Other income	2,558,579	2,262,782
Total other income (expense)	(1,019,322)	(1,535,186)
Net income (loss) before tax	(97,188,330)	1,208,518
Provision for income taxes	(5,206,194)	2,618,367
Net income (loss)	$(91,982,136)	$(1,409,849)
Less: Net income (loss) attributable to noncontrolling interest	(2,084,286)	70,400
Net income (loss) attributable to MRDN	$(89,897,850)	$(1,480,249)

Weighted average ordinary shares outstanding:
Basic	11,589,076	9,459,308
Diluted	11,589,076	9,459,308
Net earnings (losses) per ordinary share attributable to MRDN:
Basic	$(7.76)	$(0.16)
Diluted	$(7.76)	$(0.16)

Net income (loss)	$(91,982,136)	$(1,409,849)
Foreign currency translation adjustments	4,336,369	(4,782,276)
Comprehensive income (loss)	(87,645,767)	(6,192,125)
Less: Net income (loss) attributable to noncontrolling interest	(2,084,286)	70,400
Comprehensive income (loss) attributable to MRDN	$(85,561,481)	$(6,262,525)

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Meridian Holdings Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended
	December 31,
	2025	2024

Revenues	$49,578,644	$45,857,374
Cost of goods sold	(21,081,327)	(19,065,888)
Gross profit	28,497,317	26,791,486

Operating expenses
Selling, general and administrative expenses	121,867,837	26,890,632
Income (loss) from operations	(93,370,520)	(99,146)

Other income (expense):
Interest expense	(1,115,179)	(2,694,240)
Interest earned	117,867	55,122
Foreign exchange loss/gain	(427,194)	(157,244)
Other income	827,042	764,219
Total other income (expense)	(597,464)	(2,032,143)
Net income (loss) before tax	(93,967,984)	(2,131,289)
Provision for income taxes	(5,562,154)	(52,421)
Net income (loss)	$(88,405,830)	$(2,078,868)
Less: Net income (loss) attributable to noncontrolling interest	(1,757,919)	51,476
Net income (loss) attributable to MRDN	$(86,647,911)	$(2,130,344)

Weighted average ordinary shares outstanding:
Basic	12,219,910	10,685,714
Diluted	12,219,910	10,685,714
Net income (loss) per ordinary share attributable to MRDN:
Basic	$(7.09)	$(0.20)
Diluted	$(7.09)	$(0.20)

Net income (loss)	$(88,405,830)	$(2,078,868)
Foreign currency translation adjustments	(565,950)	(4,494,591)
Comprehensive income (loss)	(88,971,780)	(6,573,459)
Less: Net income (loss) attributable to noncontrolling interest	(1,757,919)	51,476
Comprehensive income (loss) attributable to MRDN	$(87,213,861)	$(6,624,935)

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Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Period Ended		Twelve Months Period Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$(88,405,830)	$(2,078,868)	$(91,982,136)	$(1,409,849)
+ Interest expense	1,115,179	2,694,240	4,578,844	3,521,288
- Interest income	(117,867)	(55,122)	(240,723)	(218,145)
+ Taxes	(5,562,154)	(52,421)	(5,206,194)	2,618,367
+ Depreciation	1,790,950	1,243,022	5,984,384	4,416,495
+ Amortization	1,971,944	2,056,173	9,165,798	6,373,696
EBITDA	$(89,207,778)	$3,807,024	$(77,700,027)	$15,301,852
+ Stock-based compensation	1,088,395	1,454,510	4,091,449	4,707,313
+ Restructuring costs	(164,635)	1,278,111	113,455	2,184,397
+ Impairment losses on intangible assets	91,819,422	-	91,819,422	-
+ Severance costs	1,058,542	-	1,058,542	-
Adjusted EBITDA	$4,593,946	$6,539,645	$19,382,841	$22,193,562

Reconciliation of Net Debt and Leverage Calculation (Unaudited)

Debt	$34,689,140
Less: cash and cash equivalents	18,078,300
Net debt	16,610,840
Divided by: annual adjusted EBITDA	19,382,841
Net debt leverage ratio	0.86

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